Exhibit 4.13

NEITHER THE WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THE WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Right to Purchase
12,017,648
shares of Common Stock,
par value $0.0001 per share

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, the person named below (the “Holder”) or its registered assigns, is entitled to purchase from Nukkleus Inc., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof, the number of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share (the “Exercise Price”) each as are set forth in the Warrant details below.

Warrant Information.

(a)	Date of Warrant:	January 12, 2026
(b)	Holder:	Star 26 Capital, Inc.
(c)	Number of Warrant Shares:	12,017,648
(d)	Exercise Price:	$1.50
(e)	Expiration Date:	January 12, 2031

The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Shares; Payment for Shares.

(a) Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed notice of exercise in the form attached hereto (the “Notice of Exercise”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Notice of Exercise, or by a cashless exercise as described in Section 1(b) below. The Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such Shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Notice of Exercise shall have been delivered, and payment shall have been made for such Shares as set forth above. The Company will direct the Company’s Transfer Agent to issue to the Holder the Warrant Shares to which Holder is entitled within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates or other evidence, deliver to the Holder a new Warrant representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised.

(b) Notwithstanding anything contained herein to the contrary, the Holder shall have the right to exercise this Warrant, in whole or in part, and in lieu of making the cash payment otherwise contemplated to be made by the Company, and elect to receive upon such exercise the number of Warrant Shares Stock determined according to the following formula (a “Cashless Exercise”):

X = Y(A-B)

    A

X = the number of Warrant Shares to be issued to the Holder

Y= the number of Warrant Shares purchasable under this Warrant

A= the fair market value of one Share on the date of determination

B= the per share Exercise Price, as adjusted to the date of such calculation

For purposes of this Section, the per share fair market value of the Warrant Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq Stock Market or the principal exchange on which the Common Stock is listed, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

(c) All Warrant Shares will be issued in “Book Entry” form and no certificates will be issued, unless the Warrant Shares are then registered under the Securities Act, or if the Company receives a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such Warrant Shares may freely transferred without registration under said Act and under applicable state securities or blue sky laws, in which case they may be issued to the Holder by DWAC, upon Holder providing the necessary information. Unless the Warrant Shares are then so registered, the Warrant Shares will be “restricted securities” under applicable securities laws and pursuant to these laws, Holder must hold the Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify the Warrant Shares for resale.

(d)  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable or exchangeable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding (the “Maximum Percentage”) after giving effect to the issuance of Common Stock issuable upon exercise of the Warrants calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise or exchange this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into shares of Common Stock.

(e) Unless the Warrant Shares are then registered under the Securities Act, the Warrant Shares shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (II) UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THESE SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

To ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered and before 6:00 p.m., New York, New York time on the date set forth in paragraph (e) under “Warrant Details” above (the “Exercise Period”).

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

4. Adjustment Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4(a), the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

5. Issue Tax. The issuance of the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. Transfer, Exchange, and Replacement of Warrant.

(a) Procedure on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company.

(e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and provides representations to that effect in form and substance acceptable to the Company; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof. In no event shall the Holder be permitted to assign the Warrant unless provided with express written consent by the Company.

8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company or at such other address as shall have been furnished to the Holder by notice from the Company. Any such notice, request, or other communication may be sent by e-mail. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

9. Governing Law. This Warrant shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

10. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

(c) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Nukkleus Inc.

By:
Menacham Shalom
Chief Executive Officer

FORM OF NOTICE OF EXERCISE

Dated: ________ __, 20__

To:	Nukkleus Inc. 575 Fifth Avenue New York, NY 10017
Attn: CEO

The undersigned hereby elects to purchase                      Warrant Shares of NUKKLEUS, INC. pursuant to the terms of the attached Warrant.

Method of Exercise (Please initial the applicable blank):

☐	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐	The undersigned elects to exercise the attached Warrant by means of the cashless exercise provisions of Section 1(b) of the Warrant. The calculation of the number of Warrant Shares is provided below or attached to this notice of exercise.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________

(Name)

_________________________________________

_________________________________________

(Address)

____________________________________________________________

Employee Identification Number or Social Security Number, as applicable

The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

Name:
Title:

Date: ________________________